UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
eTelecare Global Solutions, Inc.

(Exact name of registrant as specified in its charter)

Philippines	98-0467478

(State of incorporation or organization)	(I.R.S. Employer Identification No.)
31st Floor CyberOne Building,
Eastwood City, Cyberpark
Bagumbayan, Quezon City 1110
Philippines

(Address of principal executive offices)
Securities to be Registered Pursuant to Section 12(b) of the Act

Title of Each Class to be so	Name of each exchange on which each
registered	class is to be registered

American Depositary Shares, each representing two common shares Common shares, par value one Philippine peso per share	The Nasdaq Global Market The Nasdaq Global Market*
*Application to be made for listing, not for trading, but only in connection with the registration of the American Depositary Shares pursuant to requirements of the Securities and Exchange Commission.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-141243
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered.
     The description of the securities to be registered hereunder are contained in the sections entitled “Description of Share Capital” and “Description of American Depositary Shares” in the prospectus constituting part of the Registrant’s Registration Statement on Form F-1 (File No. 333-141243), as amended, originally filed with the Securities and Exchange Commission on March 13, 2007 under the Securities Act of 1933, as amended, and are hereby incorporated by reference.
Item 2. Exhibits.
The securities being registered hereby are to be registered on an exchange on which no other securities of the Registrant are registered.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

eTelecare Global Solutions, Inc.
Dated: March 14, 2007	By	/s/ J. Michael Dodson
J. Michael Dodson
Chief Financial Officer